EXHIBIT 4

                           ROCK OF AGES CORPORATION

                       Incentive Stock Option Agreement

                    Rock of Ages Corporation, a Vermont corporation (the "Company"), hereby grants as of this 31st day of December, 1996, to Kurt M. Swenson (the "Employee"), an option to purchase a maximum of 25,000 shares of its Common Stock, no par value per share, at the price of $1.65 per share. To the extent the option granted hereby is exercisable pursuant to the terms hereof, such option may be exercised for a period of up to five years from the date granted. The option granted hereby is subject to the following terms and conditions:

                              1.        Grant Under Amended and
          Restated 1994 Stock Plan. This option is granted pursuant to and is governed by the Company's Amended and Restated 1994 Stock Plan (the "Plan") and, unless the context otherwise requires, terms used herein shall have the same meaning as in the Plan.

                              2.        Grant as Incentive Stock
          Option; Other Options. This option is intended to qualify as an incentive stock option under Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"). This option is in addition to any other options heretofore or hereafter granted to the Employee by the Company.

                              3.        Extent of Option If
          Employment Continues. So long as the Employee continues to be employed by the Company on the following dates, the Employee may exercise this option for the number of shares set opposite the applicable date:

               On or after December 31, 1996
                and before December 31, 1997    - 5,000 shares

               On or after December 31, 1997    - an additional
                and before December 31, 1998       5,000 shares

               On or after December 31, 1998    - an additional
                and before December 31, 1999       5,000 shares

               On or after December 31, 2000    - an additional
                and before December 31, 2001       5,000 shares

               On or after December 31, 2001    - an additional
                                                   5,000 shares.

          All of the foregoing rights are subject to Articles 4 and 5, as appropriate, if the Employee ceases to be employed by the Company or dies or becomes disabled while in the employ of the Company.

                              4.        Termination of Employment.
          If the Employee ceases to be employed by the Company, no further installments of this option shall become exercisable and, except as provided in Article 5, this option shall terminate after the passage of ninety (90) days from the date employment ceases, but in no event later than the scheduled expiration date. In such a case, the Employee's only rights hereunder shall be those which are properly exercised before the termination of the option.

                              5.        Death; Disability.  If the
          Employee dies while in the employ of the Company, this option may be exercised, to the extent of the number of shares with respect to which the Employee could have exercised it on the date of his death, by his estate, personal representative or beneficiary to whom this option has been assigned pursuant to Article 10, at any time within 180 days after the date of death, but not later than the scheduled expiration date. If the Employee ceases to be employed by the Company by reason of his disability (as defined in the Plan), this option may be exercised, to the extent of the number of shares with respect to which he could have exercised it on the date of the termination of his employment, at any time within 180 days after such termination, but not later than the scheduled expiration date. At the expiration of such 180-day period or the scheduled expiration date, whichever is the earlier, this option shall terminate and the only rights hereunder shall be those as to which the option was properly exercised before such termination.

                              6.        Partial Exercise.  Exercise
          of this option up to the extent above stated may be made in part at any time and from time to time within the above limits, except that this option may not be exercised for a fraction of a share unless such exercise is with respect to the final installment of stock subject to this option and, absent the provisions of this Article 6, a fractional share would be required to be issued to permit the Employee to exercise completely such final installment. Any fractional share with respect to which an installment of this option cannot be exercised because of the limitation contained in the preceding sentence shall remain subject to this option and shall be available for later purchase by the Employee in accordance with the terms hereof. No fractional shares shall be issued under the Plan, and the Employee shall receive from the Company cash in lieu of such fractional shares.

                              7.        Payment of Price.  The
          option price is payable in United States dollars and may be paid (i) in cash, (ii) by check, (iii) by delivery of shares of the Company's Common Stock having an aggregate fair market value (as determined by the Board of Directors) equal as of the date of exercise to the option price, (iv) at the discretion of the Committee at the time of exercise, by delivery of the Employee's personal recourse note bearing interest payable not less than annually at no less than 100% of the lowest applicable Federal rate, as defined in Section 1274(d) of the Code, or (v) subject to clause (iv), by any combination of the foregoing, equal in amount to the option price.

                    Notwithstanding the foregoing, the Employee may not pay any part of the exercise price hereof by transferring Common Stock to the Company if such Common Stock is both subject to a substantial risk of forfeiture and not transferable within the meaning of Section 83 of the Code. If the Employee delivers a personal recourse note as provided above, the Employee shall concurrently execute and deliver to the Company a pledge agreement in a form reasonably satisfactory to the Company, together with a stock certificate or certificates representing shares of the Company's Common Stock (having an aggregate fair market value (as determined by the Board of Directors) equal as of the date of exercise to at least the value of the principal amount of the note), duly endorsed or accompanied by a stock power or powers duly endorsed, to secure the Employee's obligations under such personal recourse note.

                              8.        Agreement to Purchase for
          Investment. By acceptance of this option, the Employee agrees that a purchase of shares under this option will not be made with a view to their distribution, as that term is used in the Securities Act of 1933, as amended (the "Act"), unless in the opinion of counsel to the Company, such distribution is in compliance with or exempt from the registration and prospectus requirements of the Act, and the Employee agrees to sign a certificate to such effect at the time of exercising this option and agrees that the certificate for the shares so purchased may be inscribed with a legend to ensure compliance with the Act.

                              9.        Method of Exercising
          Option. Subject to the terms and conditions of this Agreement, this option may be exercised by written notice to the Company, at the principal executive office of the Company at 369 North State Street, Concord, NH 03301, or to such transfer agent as the Company shall designate. Such notice shall state the election to exercise this option and the number of shares in respect of which it is being exercised and shall be signed by the person or persons so exercising this option. Such notice shall be accompanied by payment of the full purchase price of such shares, and the Company shall deliver a certificate or certificates representing such shares as soon as practicable after the notice shall be received. The certificate or certificates for the shares as to which this option shall have been so exercised shall be registered in the name of the person or persons so exercising this option (or, if this option shall be exercised by the Employee and if the Employee shall so request in the notice exercising this option, shall be registered in the name of the Employee and another person jointly, with right of survivorship) and shall be delivered as provided above to or upon the written order of the person or persons exercising this option. In the event this option shall be exercised pursuant to Article 5 hereof by any person or persons other than the Employee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise this option. All shares that shall be purchased upon the exercise of this option as provided herein shall be fully paid and non-assessable.

                              10.       Option Not Transferable.
          This option is not transferable or assignable except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. During the Employee's lifetime, only the Employee or his or her guardian or legal representative can exercise this option.

                              11.       No Obligation to Exercise
          Option. The grant and acceptance of this option imposes no obligation on the Employee to exercise it.

                              12.       No Obligation to Continue
          Employment. The Company and any Related Corporation (as defined in the Plan) are not by the Plan or this option obligated to continue the Employee in employment.

                              13.       No Rights as Shareholder
          until Exercise. The Employee shall have no rights as a shareholder with respect to shares subject to this Agreement until a stock certificate therefor has been issued to the Employee and is fully paid for. Except as is expressly provided in the Plan with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to the date such stock certificate is issued.

                              14.       Capital Changes and
          Business Successions. The Plan contains provisions covering the treatment of options in a number of contingencies such as stock splits and mergers. Provisions in the Plan for adjustment with respect to stock subject to options and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference. In general, you should not assume that options necessarily would survive the acquisition of the Company. In particular, without affecting the generality of the foregoing, it is understood that for the purposes of Articles 3 through 5 hereof, both inclusive, employment by the Company includes employment by a Related Corporation as defined in the Plan.

                              15.       Early Disposition.  The
          Employee agrees to notify the Company in writing immediately after the Employee makes a Disqualifying Disposition of any Common Stock received pursuant to the exercise of this option. A Disqualifying Disposition is any disposition (including any sale) of such Common Stock before the later of (a) two years after the date the Employee was granted this option or (b) one year after the date the Employee acquired Common Stock by exercising this option. If the Employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter. The Employee also agrees to provide the Company with any information which it shall request concerning any such disposition. The Employee acknowledges that he or she will forfeit the favorable income tax treatment otherwise available with respect to the exercise of this incentive stock option if he or she makes a Disqualifying Disposition of the stock received on exercise of this option.

                              16.       Withholding Taxes.  If the
          Company in its discretion determines that it is obligated to withhold tax with respect to a Disqualifying Disposition (as defined in Article 15) of Common Stock received by the Employee on exercise of this option, the Employee hereby agrees that the Company may withhold from the Employee's wages the appropriate amount of federal, state and local withholding taxes attributable to such Disqualifying Disposition. If any portion of this option is treated as a Non-Qualified Option, the Employee hereby agrees that the Company may withhold from the Employee's wages the appropriate amount of federal, state and local withholding taxes attributable to the Employee's exercise of such Non-Qualified Option. At the Company's discretion, the amount required to be withheld may be withheld in cash from such wages, or (with respect to compensation income attributable to the exercise of this option) in kind from the Common Stock otherwise deliverable to the optionee on exercise of this Option. The Employee further agrees that, if the Company does not withhold an amount from the Employee's wages sufficient to satisfy the Company's withholding obligation, the Employee will reimburse the Company on demand, in cash, for the amount underwithheld.

                              17.       Company's Right of First
          Refusal.

                                        (a)       Exercise of
          Right: If the Employee desires to sell all or any part of the shares acquired under this option (including any securities received in respect thereof pursuant to any stock dividend, stock split, reclassification, reorganization, recapitalization or the like), and an offeror (the "Offeror") has made an offer therefor, which offer the Employee desires to accept, the Employee shall:
          (i) obtain in writing an irrevocable and unconditional bona fide offer (the "Bona Fide Offer") for the purchase thereof from the Offeror; and (ii) give written notice (the "Option Notice") to the Company setting forth his or her desire to sell such shares, which Option Notice shall be accompanied by a photocopy of the original executed Bona Fide Offer and shall set forth at least the name and address of the Offeror and the price and terms of the Bona Fide Offer. Upon receipt of the Option Notice, the Company shall have an assignable option to purchase any or all of such shares (the "Option Shares") specified in the Option Notice, such option to be exercisable by giving, within 30 days after receipt of the Option Notice, a written counter-notice to the Employee. If the Company elects to purchase any or all of such Option Shares, it shall be obligated to purchase, and the Employee shall be obligated to sell to the Company, such Option Shares at the price and terms indicated in the Bona Fide Offer within 60 days from the date of receipt by the Company of the Option Notice.

                                        (b)       Sale of Option
          Shares to Offeror: The Employee may sell, pursuant to the terms of the Bona Fide Offer, any or all of such Option Shares not purchased or agreed to be purchased by the Company for 60 days after the expiration of the 30-day period during which the Company may give the aforesaid counter-notice; provided, however, that the Employee shall not sell such Option Shares to the Offeror if the Offeror is a competitor of the Company and the Company gives written notice to the Employee, within 30 days of its receipt of the Option Notice, stating that the Employee shall not sell his or her Option Shares to the Offeror; and provided, further, that prior to the sale of such Option Shares to the Offeror, the Offeror shall execute an agreement with the Company pursuant to which the Offeror agrees to be subject to the restrictions set forth in this Article 17. If any or all of such Option Shares are not sold pursuant to a Bona Fide Offer within the time permitted above, the unsold Option Shares shall remain subject to the terms of this
          Article 17.

                                        (c)       Adjustments for
          Changes in Capital Structure: If there shall be any change in the Common Stock of the Company through merger, consolidation, reorganization, recapitalization, stock dividend, split-up, combination or exchange of shares or the like, the restrictions contained in this Article 17 shall apply with equal force to additional or substitute securities, if any, received by the Employee in exchange for, or by virtue of his or her ownership of, Option Shares.

                                        (d)       Failure to
          Deliver Option Shares: In the event the Employee fails or refuses to deliver on a timely basis duly endorsed certificates representing Option Shares to be sold to the Company pursuant to this Article 17, the Company shall have the right to deposit the purchase price for the Option Shares in a special account with any bank or trust company in the State of New Hampshire giving notice of such deposit to the Employee, whereupon such Option Shares shall be deemed to have been purchased by the Company. All such monies shall be held by the bank or trust company for the benefit of the Employee. All monies deposited with the bank or trust company but remaining unclaimed for two (2) years after the date of deposit shall be repaid by the bank or trust company to the Company on demand, and the Employee shall thereafter look only to the Company for payment. The Company may place a legend on any stock certificate delivered to the Employee reflecting the restrictions on transfer provided in this Article 17.

                                        (e)       Expiration of
          Company's Right of First Refusal: The refusal rights of the Company set forth above shall remain in effect until such time, if ever, when there is a registration of any of the Company's stock under the Exchange Act or the Company otherwise becomes subject to the reporting requirements of the Exchange Act, at which time the refusal rights of the Company set forth herein will automatically expire.

                              18.       No Exercise of Option if
          Employment Terminated for Misconduct. If the employment of the Employee is terminated for "Misconduct," this option shall terminate on the date of such termination of employment and shall thereupon not be exercisable to any extent whatsoever. "Misconduct" is conduct, as determined by the Board of Directors, involving one or more of the following: (i) the substantial and continuing failure of the Employee to render services to the Company in accordance with his or her assigned duties; (ii) a determination by two-thirds of the members of the Board of Directors that the Employee has inadequately performed the duties of his or her employment; (iii) disloyalty, gross negligence, dishonesty or breach of fiduciary duty to the Company;
          (iv) the commission of an act of embezzlement, fraud, disloyalty, dishonesty or deliberate disregard of the rules or policies of the Company which results in loss, damage or injury to the Company, whether directly or indirectly; (v) the unauthorized disclosure of any trade secret or confidential information of the Company; or
          (vi) the commission of an act which constitutes unfair competition with the Company or which induces any customer of the Company to break a contract with the Company. In making such determination, the Board of Directors shall act fairly and in utmost good faith and shall give the Employee an opportunity to appear and to be heard at a hearing before the Board of Directors or any Committee and present evidence on his or her behalf. For the purposes of this Article 18, termination of employment shall be deemed to occur when the Employee receives notice that his or her employment is terminated.

                              19.       Company's Right of
          Repurchase.

                                        (a)       Rights of
          Repurchase.  If any of the events specified in Article
          19(b) below occur, then:

                                                  (i)       with
                                    respect to shares acquired
                                    upon exercise of this option
                                    prior to the occurrence of
                                    such event, within 60 days
                                    after the Company receives
                                    actual knowledge of the event,
                                    and

                                                  (ii)      with
                                    respect to shares acquired
                                    upon exercise of this option
                                    after the occurrence of such
                                    event, within 60 days
                                    following the later of the
                                    date of such exercise or the
                                    date the Company receives
                                    actual knowledge of such
                                    event,

          (in either case, the "Repurchase Period"), the Company shall have the option, but not the obligation, to repurchase all, but not a portion of, such shares from the Employee, or his or her guardian or legal representatives, as the case may be (the "Repurchase Option"). The Repurchase Option shall be exercised by the Company by giving the Employee, or his or her guardian or legal representatives, written notice of its intention to exercise the Repurchase Option on or before the last day of the Repurchase Period, and, together with such notice, tendering to the Employee, or his or her guardian or legal representatives, an amount equal to the aggregate option exercise price with respect to such shares. The Company may, in exercising the Repurchase Option, designate one or more nominees, whether or not affiliated with or employed by the Company, to purchase the shares. Upon timely exercise of the Repurchase Option in the manner provided in this Article 19(a), the Employee, or his or her guardian or legal representatives, shall deliver to the Company the stock certificate or certificates representing the shares being repurchased, duly endorsed and free and clear of any and all liens, charges and encumbrances.

                    If shares are not purchased under the
          Repurchase Option, the Employee and his or her successor in interest, if any, will hold any such shares in his or her possession subject to all of the provisions of this Agreement.

                                        (b)       Company's Right
          to Exercise Repurchase Option: The Company shall have the Repurchase Option in the event that any of the following events shall occur:

                                                  (i)       the
                                    termination of the Employee's
                                    employment with the Company or
                                    any Related Corporation,
                                    voluntarily or involuntarily,
                                    for any reason whatsoever,
                                    including death or permanent
                                    disability, prior to the time
                                    this option shall be fully
                                    vested as provided in Article
                                    3 hereof;

                                                  (ii)      the
                                    receivership, bankruptcy or
                                    other creditor's proceeding
                                    regarding the Employee or the
                                    taking of any of Employee's
                                    shares acquired upon exercise
                                    of this option by legal
                                    process, such as a levy of
                                    execution;

                                                  (iii)
                                    distribution of shares held by
                                    the Employee to his or her
                                    spouse as such spouse's joint
                                    or community interest pursuant
                                    to a decree of dissolution,
                                    operation of law, divorce,
                                    property settlement agreement
                                    or for any other reason,
                                    except as may be otherwise
                                    permitted by the Company; or

                                                  (iv)      the
                                    termination of the Employee's
                                    employment by the Company for
                                    Misconduct.

                                        (c)       Determination of
          Fair Market Value: The fair market value of the shares subject to this option shall be, for purposes of this
          Article 19, an amount per share determined on the basis of the price at which shares of the Common Stock could reasonably be expected to be sold in an arms-length transaction, for cash, other than on an installment basis, to a person not employed by, controlled by, in control of or under common control with the Company.
          Fair market value shall be determined by the Board of Directors, giving due consideration to recent grants of ISOs for shares of Common Stock, recent transactions involving shares of the Common Stock, if any, earnings of the Company, the effect of the transfer restrictions to which the shares are subject under law and this Agreement, the absence of a public market for the Common Stock and such other matters as the Board of Directors deems pertinent. The determination by the Board of Directors of the fair market value shall be conclusive and binding. The fair market value of the shares shall be determined as of the day on which the event occurs.

                                        (d)       Expiration of
          Company's Repurchase Option. The Company's Repurchase Option set forth above shall remain in effect until such time, if ever, when there is a registration of any of the Company's stock under the Exchange Act or the Company otherwise becomes subject to the reporting requirements of the Exchange Act, at which time the Repurchase Option of the Company set forth herein will automatically expire.

                              20.       Lock-up Agreement.  In the
          event of an underwritten public offering of the Company's securities, the Employee (or any permitted transferee pursuant to Article 10), whether or not such Employee's shares issuable upon exercise of the option granted herein are included in such registration, hereby agrees not to effect any public sale or distribution, including any sale pursuant to Rule 144 under the Act, of any equity securities of the Company (other than as part of such underwritten offering), without the consent of the managing underwriter(s) for such offering (the "Managing Underwriter"), during a period commencing on the effective date of such registration and ending 180 calendar days thereafter, or such lesser period as the Board of Directors and the Managing Underwriter shall reasonably determine is required to effect a successful offering.

                              21.       Incorporation of Plan.  The
          Plan is hereby incorporated herein by reference and made a part hereof and the option and this Agreement are subject to all terms and conditions of the Plan.

                              22.       Provision of Documentation
          to Employee. By signing this Agreement, the Employee acknowledges receipt of a copy of this Agreement and a copy of the Plan.

                              23.       Failure to Enforce Not a
          Waiver. The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

                              24.       Governing Law.  This
          Agreement shall be governed by and interpreted in accordance with the laws of the State of Vermont, without regard to the conflicts of laws provisions thereof.

                              25.       Counterparts.  This
          Agreement may be executed in counterparts, each of which shall be an original but all of which shall represent one and the same agreement.


                    IN WITNESS WHEREOF, the Company and the
          Employee have caused this Agreement to be executed, and the Employee whose signature appears below acknowledges receipt of a copy of the Plan incorporated herein by reference and acceptance of an original copy of the Agreement.

                                    ROCK OF AGES CORPORATION

                                    By: /s/ Richard C. Kimball
                                       Name: Richard C. Kimball
                                       Title:

                                    Kurt M. Swenson
                                    Employee

                                    Kurt M. Swenson
                                    Print Name of Employee

                                    336 Putney Hill Road
                                    Street Address

                                    Hopkinton, N.H. 03229
                                    City     State  Zip Code